SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 18, 2016

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 18, 2016, Elephant Talk Communications Corp. (“ETAK”) and Cross River Initiatives LLC (“CRI”) entered into a binding letter agreement (the “Agreement”) for the sale of ETAK’s wholly owned subsidiaries ValidSoft Ltd (“VS”) and ValidSoft UK Limited (together with “VS, “ValidSoft”) on a debt free and liability free basis for an aggregate purchase price (the “Purchase Price”) of $12.5 million (the “Transaction”). Pursuant to the terms of the Agreement, CRI has agreed to wire $8 million (the “Cash Consideration”) to ETAK no later than March 21, 2016, and will issue a $4 million short-term, secured note in favor of ETAK for the balance of the Purchase Price. On January 19, 2016, ETAK issued a $500,000 promissory note to CRI in consideration for a $500,000 loan and advance payment against CRI’s proposed purchase of ValidSoft (the “$500,000 Advance”). In addition, CRI will use all possible efforts to complete a second advance payment to ETAK of $1.5 million on or before February 29, 2016 (the “$1.5 Million Advance”), which if paid, together with the $500,000 Advance will reduce the Cash Consideration to $6 million. Effective as of the date of the Agreement, the $500,000 Advance will be non-refundable in the event that the Transaction fails to close on or before March 21, 2016, the $500,000 Advance will automatically convert into a 9% unsecured convertible promissory note on terms similar to the notes issued in ETAK’s private placement offering previously disclosed in ETAK’s Form 8-K filed with the Securities Exchange Commission on December 22, 2015 (the “9% Convertible Notes”). Similarly, if the $1.5 Million Advance is funded but the Transaction does not close on or before March 21, 2016, the $1.5 Million Advance will automatically convert into a 9% Convertible Note.

In addition, CRI has agreed to assume all actual working capital and general business expenses of ValidSoft in an agreed upon weekly amount of $67,750 (the “Working Capital Payments”) effective February 1, 2016. The Working Capital Payments will be non-refundable in the event that the Transaction does not close on or before March 21, 2016, in which case the Working Capital Payments will automatically convert into a 9% Convertible Note. In addition, CRI has agreed to wire a cash payment as soon as practicable from the date of the Agreement in an amount equal to $137,500 (the “Initial Working Capital Payment”) for the period from February 1, 2016 to February 15, 2016. ETAK has agreed that for a period of time commencing upon the date it receives the Initial Working Capital Payment, continuing for such period of time CRI complies with its ongoing Working Capital Payment obligations and terminating on March 21, 2016, CRI has the exclusive right to the purchase of ValidSoft. Additionally, ETAK, ValidSoft and CRI have agreed that they will negotiate a license to ValidSoft’s Device Trust™ and User Authentication™ solutions, including, in particular, a right to incorporate such technologies into ETAK’s mobile telecommunications-cloud platform - including the right to resell such technologies through its platform.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2016, each of Mr. Carl Stevens and Mr. Francisco Ros resigned from the Board of Directors of the Company for personal reasons. Neither Mr. Stevens nor Mr. Ros resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.   Other Events.

On February 18, 2016, ETAK issued a press release announcing the execution of the Agreement, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Description

99.1	Press release dated February 18, 2016

Forward-Looking Statements:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk’s plans in regard to the potential sale of its ValidSoft subsidiary. These forward-looking statements are based on current expectations, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance including, but not limited to the receipt of the $1.5 Million Advance or the closing of the Transaction at all or on the terms set forth in the Agreement, and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2016	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Robert H. Turner
Name: Robert H. Turner Title: Executive Chairman